UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2007

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Certain Officers. On June 28, 2007, Renovis, Inc. (the “Company”) announced the pending departure of its Senior Vice President, Corporate Development and Chief Financial Officer, John C. Doyle, effective June 30, 2007. Mr. Doyle is leaving the Company to pursue another opportunity.

In connection with Mr. Doyle’s pending departure, on June 26, 2007, the Company appointed Jeffrey Farrow as its Vice President, Finance and Chief Accounting Officer, effective July 1, 2007. Mr. Farrow, age 45, joined the Company in January 2004 and has most recently served as Senior Director of Finance. Prior to joining the Company, Mr. Farrow was employed at KPMG LLP from July 1996 to January 2004 where he was most recently a Senior Manager in the audit practice.

Mr. Farrow’s base salary was increased to $170,000 per annum, and his bonus participation was increased to 25%, both effective as of July 1, 2007. Mr. Farrow is also eligible to receive a one-time payment of $50,000 on June 30, 2008, which payment may be accelerated under certain conditions.

In addition, on June 26, 2007, the Compensation Committee approved the grant of deferred stock units to Mr. Farrow with respect to 10,000 shares of Company common stock, effective July 1, 2007. The following description of the deferred stock unit award is qualified in its entirety by reference to the terms of the form of deferred stock unit award grant notice and agreement (“DSU Agreement”), which is filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007.

The deferred stock unit award is subject to the terms and conditions of the Amended and Restated Renovis, Inc. 2003 Stock Plan, as filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 22, 2007. Pursuant to the terms of the DSU Agreement with Mr. Farrow, 100% of the deferred stock units will be vested on July 1, 2008, subject to Mr. Farrow’s continued employment or service with the Company through such date. The DSU Agreement further provides that the vesting of the deferred stock units may be accelerated in the event Mr. Farrow’s employment is terminated without “Cause” (as defined in the DSU Agreement) or there is a “Constructive Termination” (as defined in the DSU Agreement) of Mr. Farrow’s employment within 13 months following a Change in Control (as defined in the DSU Agreement). In no event shall any deferred stock units vest following Mr. Farrow’s termination of employment or service with the Company.

The full text of the press release issued in connection with the departure of Mr. Doyle and the appointment of Mr. Farrow is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: June 28, 2007	By	/s/ Corey S. Goodman, Ph.D.
	Name:	Corey S. Goodman, Ph.D.
	Title:	President and Chief Executive Officer